Exhibit 1.1

Execution Version

TALLGRASS ENERGY PARTNERS, LP

10,000,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

February 24, 2015

MERRILL LYNCH, PIERCE, FENNER & SMITH

                         INCORPORATED

DEUTSCHE BANK SECURITIES INC.

As Representatives of the several

  Underwriters named in Schedule I attached hereto,

c/o Merrill Lynch, Pierce, Fenner & Smith

                            Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Tallgrass Energy Partners, LP, a Delaware limited partnership (the “Partnership”), proposes to sell 10,000,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”) to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”). In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to 1,500,000 additional Common Units on the terms set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units”. This Agreement is to confirm the agreement concerning the purchase of the Units from the Partnership by the Underwriters.

Tallgrass MLP GP, LLC (the “General Partner”), a Delaware limited liability company, is the general partner of the Partnership. The General Partner, the Partnership, Tallgrass MLP Operations, LLC, a Delaware limited liability company (“Tallgrass MLP Operations”), Tallgrass Midstream, LLC, a Delaware limited liability Company (“Tallgrass Midstream”), Tallgrass Interstate Gas Transmission, LLC, a Colorado limited liability company (“TIGT”), Trailblazer Pipeline Company LLC, a Delaware limited liability company (“Trailblazer”), Tallgrass PXP Holdings, LLC, a Delaware limited liability company (“PXP”), Tallgrass Pony Express Pipeline, LLC, a Delaware limited liability company (“Pony Express”) and Tallgrass Energy Investments, LLC, a Delaware limited liability company (“TEI”) are referred to collectively herein as the “Partnership Entities.” Tallgrass MLP Operations, Tallgrass Midstream, TIGT, Trailblazer, PXP, Pony Express and TEI are referred to collectively herein as the “Operating Subsidiaries.”

1. Representations, Warranties and Agreements of the Partnership. The Partnership represents, warrants and agrees that:

(a) Registration Statement. The Partnership meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) and a registration statement on Form S-3 (File No. 333-196454) relating to the Units, including a related Base Prospectus, has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means 8:30 a.m. (New York City time) on February 24, 2015;

(ii) “Base Prospectus” shall mean the base prospectus contained in the Registration Statement at the Applicable Time;

(ii) “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, was declared effective by the Commission;

(iii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;

(iv) “Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus relating to the Units filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the Base Prospectus;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule II hereto and each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi) “Final Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and

(vii) “Registration Statement” means such registration statement referred to in paragraph 1(a) above, as amended as of the Effective Date, including any Preliminary Prospectus or the Final Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b) Emerging Growth Company Status. As of the Applicable Time the Partnership is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(c) No Stop Order. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(d) Ineligible Issuer. The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units, is not on the date hereof and will not be on the applicable Delivery Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(e) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Final Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

(f) No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(g) No Material Misstatements or Omissions in the Final Prospectus. The Final Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Final Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h) No Material Misstatements or Omissions in the Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(i) No Material Misstatements or Omissions in Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus listed in Schedule III hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule III hereto in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e). The information included in each Issuer Free Writing Prospectus listed in Schedule III hereto does not conflict with the information contained in the Registration Statement or the most recent Preliminary Prospectus or to be contained in the Final Prospectus.

(j) Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Units will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(k) Forward-Looking and Supporting Information. Each of the forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) made by the Partnership included in or incorporated by reference in the Registration Statement and the Pricing Disclosure Package and to be made in the Final Prospectus (and any supplements thereto) was made or will be made with a reasonable basis and in good faith.

(l) Formation and Qualification of the Partnership Entities. Each of the Partnership Entities has been duly formed, is validly existing and in good standing as a limited partnership or limited liability company, as the case may be, under the laws of its jurisdiction of organization (as set forth on Schedule IV) and is duly qualified or licensed to do business and in good standing as a foreign limited partnership or limited liability company, as the case may be, in each jurisdiction (as set forth on Schedule IV) in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), results of operations, members’ equity or partners’ capital, properties, business or prospects of the Partnership and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability. Each of the Partnership Entities has all limited partnership or limited liability company power and authority to own or hold its properties and to conduct the businesses as presently conducted in all material respects.

(m) General Partner. The General Partner has, and at each Delivery Date will have, full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement and the most recent Preliminary Prospectus.

(n) Ownership of the General Partner. Tallgrass Equity, LLC owns a 100% membership interest in the General Partner; such membership interest is duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Agreement of the General Partner (the “Amended and Restated GP LLC Agreement”) and is fully paid (to the extent required under the Amended and Restated GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such membership interest is owned free and clear of all liens, encumbrances, security interests, equities, charges or other claims (“Liens”), except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the Amended and Restated GP LLC Agreement.

(o) Ownership of the General Partner Interest in the Partnership. The General Partner is, and at each applicable Delivery Date will be, the sole general partner of the Partnership. As of the date of this Agreement, the General Partner owns 834,391 general partner units (the “General Partner Units”), representing a 1.67% general partner interest in the Partnership (the “General Partner Interest”); such General Partner Units are duly authorized and validly issued in accordance with the Partnership’s Amended and Restated Partnership Agreement, dated May 17, 2013 (the “Amended and Restated Partnership Agreement”); and the General Partner owns such General Partner Units free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the Amended and Restated Partnership Agreement.

(p) Ownership of the Incentive Distribution Rights. The General Partner owns all of the Incentive Distribution Rights (as defined in the Amended and Restated Partnership Agreement); the Incentive Distribution Rights and the limited partner interests represented thereby are duly authorized and validly issued in accordance with the Amended and Restated Partnership Agreement and are fully paid (to the extent required under the Amended and Restated Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the General Partner owns such Incentive Distribution Rights free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the Amended and Restated Partnership Agreement.

(q) Ownership of the Sponsor Units. Tallgrass Operations, LLC owns 26,355,480 Common Units representing limited partner units in the Partnership (collectively, the “Sponsor Units”); the Sponsor Units and the limited partner interests represented thereby are duly authorized and validly issued in accordance with the Amended and Restated Partnership Agreement and are fully paid (to the extent required under the Amended and Restated Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Tallgrass Operations, LLC owns such Sponsor Units free and clear of all Liens, except for (i) restrictions on transferability that may be imposed by federal or state securities laws or contained in the Amended and Restated Partnership Agreement, and (ii) Liens arising under or in connection with the Credit Agreement, dated as of November 13, 2012, among Tallgrass Operations, LLC Tallgrass Development, LP, the lenders party thereto and Barclays Bank PLC, as administrative agent and collateral agent (together with any amendment thereto, the “Tallgrass Development Credit Agreement”).

(r) Duly Authorized and Validly Issued Units. At each applicable Delivery Date, the Units to be sold by the Partnership and the limited partner interests represented thereby are duly authorized in accordance with the Amended and Restated Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Amended and Restated Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(s) Capitalization. At the Initial Delivery Date, after giving effect to the issuance of the Firm Units and assuming that the Underwriters do not purchase any Option Units, the issued and outstanding partnership interests of the Partnership will solely consist of 59,034,105 Common Units, 834,391 General Partner Units and the Incentive Distribution Rights (as defined in the Partnership Agreement). All outstanding Common Units, General Partner Units and the Incentive Distribution Rights, and the limited partner interests or general partner interests, as applicable, represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(t) Ownership of the Operating Subsidiaries. Other than its indirect ownership of a 33.3% interest in Pony Express, the Partnership owns, and at the applicable Delivery Date will own, directly or indirectly, 100% of the issued membership interests, as applicable, in each of the Operating Subsidiaries; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of such entity (collectively, and with the Partnership Agreement and the GP LLC Agreement, the “Organizational Agreements”) and the certificate of formation of such entity (collectively, with the certificate of limited partnership of the Partnership, as amended, the certificate of formation of the General Partner and the Organizational Agreements, the “Organizational Documents”) and are fully paid (to the extent required under such Organizational Documents) and nonassessable (except (i) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act and (ii) in the case of an interest in a limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited liability company statute); and will be owned, directly or indirectly, by the Partnership, free and clear of all Liens (other than (A) those created, arising under or securing obligations under the Revolving Credit Agreement, dated as of May 17, 2013, among Tallgrass Energy Partners, LP, the syndicate of lenders named therein and Barclays Bank PLC, as administrative agent and collateral agent (together with any amendment thereto, the “Revolving Credit Agreement”), (B) restrictions on transferability that may be imposed by federal or state securities laws and (C) restrictions on transferability contained in the Organizational Documents of such entity or as described in the Registration Statement or the Prospectus).

(u) No Other Subsidiaries. As of the date hereof, the Partnership does not own directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Operating Subsidiaries and its indirect ownership in BNN West Texas, LLC, a Delaware limited liability company, BNN Water Solutions, LLC, a Delaware limited liability company, BNN Redtail, LLC, a Delaware limited liability company, BNN Recycle, LLC, a Delaware limited liability company, Alpha Reclaim Technology, LLC, a Texas limited liability company, NECL Realty Holdings, LLC, a Delaware limited liability company and Tallgrass Pony Express Pipeline (Colorado), Inc., a Colorado corporation, and the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Partnership and the Operating Subsidiaries.

(v) Distribution Restrictions. None of the Operating Subsidiaries are prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or to which it is subject, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except for (a) restrictions on distributions under the laws of the Operating Subsidiaries’ jurisdictions of formation or (b) as described in or contemplated by the Revolving Credit Agreement.

(w) Conformity of Securities to Descriptions. The Units, when issued and delivered in accordance with the terms of the Amended and Restated Partnership Agreement and this Agreement against payment therefor as provided therein and herein, and the Sponsor Units, the General Partner Interest and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Amended and Restated Partnership Agreement, will conform in all material respects to the description thereof contained in the Registration Statement and the Pricing Disclosure Package and to be contained in the Final Prospectus, and such description conforms to the rights set forth in the instruments defining the same.

(x) No Options, Preemptive Rights, Registration Rights, or Other Rights. Except as described in the Registration Statement and the Pricing Disclosure Package and to be described in the Final Prospectus, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the Organizational Agreement of any such Partnership Entity, the certificates of limited partnership or formation or any other organizational documents of any such Partnership Entity or any other agreement or other instrument to which any such Partnership Entity is a party or by which any such Partnership Entity may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(y) Authority and Authorization. The Partnership has all requisite limited partnership or limited liability company power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Amended and Restated Partnership Agreement, the Registration Statement and the most recent Preliminary Prospectus. At each Delivery Date, all limited partnership or limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Units, the execution and delivery of this Agreement and any other transactions contemplated by this Agreement shall have been validly taken.

(z) Authorization, Execution and Delivery of the Underwriting Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf the Partnership.

(aa) Authorization, Execution, Delivery and Enforceability of Certain Agreements. Each of the Organizational Agreements of the Partnership have been duly authorized, executed and delivered by the parties thereto and are valid and legally binding agreement of such parties thereto, enforceable against the parties thereto in accordance with their respective terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(bb) No Conflicts. None of (i) the offering, issuance or sale of the Units as described in the Registration Statement and the most recent Preliminary Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership, (iii) the consummation of the transactions contemplated by this Agreement or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus (A) conflicts with or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a change of control or default (or an event that, with notice or lapse of time or both, would constitute such an event) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or is bound or (D) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Revolving Credit Agreement) upon any property or assets of any of the Partnership Entities, except in the case of clauses (B), (C) and (D) for any such conflicts, violations, breaches, changes of control, defaults or Liens that, individually or in the aggregate, have not materially impaired and will not materially impair the ability of any of the Partnership Entities to consummate the transactions provided for in this Agreement.

(cc) No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale of the Units as described in the Registration Statement and the most recent Preliminary Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership, (iii) the consummation of the transactions contemplated by this Agreement or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except (A) for registration of the Units under the Securities Act and consents required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable state securities or “Blue Sky” laws, and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Units by the Underwriters, (B) for such consents that have been, or prior to the Initial Delivery Date will be, obtained or made, (C) for any such consents the absence or omission of which would not reasonably be expected to materially impair the ability of any of the Partnership Entities to consummate the transactions provided for in this Agreement and (D) as described in the Registration Statement and the most recent Preliminary Prospectus.

(dd) No Defaults. None of the Partnership Entities is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or any of its properties or (iii) breach, default (or an event that, with notice or lapse of time or both, would constitute a default) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, except in the cases of clauses (ii) and (iii) for any such breaches, defaults and violations that, individually or in the aggregate, would not reasonably be expected to materially impair the ability of any of the Partnership Entities to consummate the transactions provided for in this Agreement.

(ee) Financial Statements and XBRL. The financial statements (including the related notes and supporting schedules) included in the Registration Statement and the most recent Preliminary Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, including but not limited to Rule 3-05 of Regulation S-X, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The summary historical financial and operating data included under the caption “ Summary Historical Consolidated Financial and Operating Data” in the Registration Statement and the most recent Preliminary Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein. The other financial information of the Partnership (or its predecessor for accounting purposes), including non-GAAP financial measures contained in the Registration Statement and the most recent Preliminary Prospectus has been derived from the accounting records of the Partnership Entities or their predecessors for accounting purposes, fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the most recent Preliminary Prospectus that are not so included as required and the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto) or the most recent Preliminary Prospectus. The interactive data in the eXtensible Business Reporting Language (“XBRL”) incorporated by reference as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ff) Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, who has audited certain financial statements of the Partnership, whose reports appear in the Registration Statement and the most recent Preliminary Prospectus, is an independent registered public accounting firm with respect to the Partnership as required by the Securities Act and the Public Company Accounting Oversight Board.

(gg) Internal Controls. The Partnership maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership’s internal controls over financial reporting are effective in all material respects to perform the functions for which they were established. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP, the Partnership is not aware of any material weaknesses in the internal controls of any Partnership Entity.

(hh) Disclosure Controls and Procedures. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the Partnership, including the principal executive officer and principal financial officer of the General Partner, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) to the extent required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ii) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP, the Partnership has not been advised of or become aware of any fraud, whether or not material, that involves management or other employees of any Partnership Entity who have a significant role in the Partnership Entities’ internal control over financial reporting.

(jj) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Partnership or, to the knowledge of the Partnership, any of the General Partner’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated in connection therewith or the rules of The New York Stock Exchange, in each case that are effective and applicable to the Partnership.

(kk) No Material Changes. Except as described in the Registration Statement and the Pricing Disclosure Package, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, no Partnership Entity has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any transaction not in the ordinary course of business or (v) declared or paid any distribution or dividend on its equity interests, and since such date, there has not been any change in the partnership or limited liability company interests, as applicable, or long-term debt of any of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole, in each of items (i) through (v) above, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll) Title to Properties. Each of the Partnership Entities, directly or indirectly, has good and indefeasible title to all real property owned in fee by the Partnership Entities (excluding easements or rights-of-way) and good title to all personal property owned by it, in each case free and clear of all Liens, except (a) as described in the Registration Statement and the most recent Preliminary Prospectus, (b) such as are created under or permitted by the Revolving Credit Agreement and (c) such as does not materially affect the value of such property and does not materially interfere with the use made and proposed to be made of such property by any of the Partnership Entities. All assets held under lease by each of the Partnership Entities are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such assets by any of the Partnership Entities as described in the Registration Statement and the most recent Preliminary Prospectus.

(mm) Rights of Way. Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement and the most recent Preliminary Prospectus, subject to the limitations described in the Registration Statement and the most recent Preliminary Prospectus, if any, except for (i) qualifications, reservations and encumbrances with respect thereto that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has, or at the applicable Delivery Date will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not have a Material Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(nn) Permits. Each of the Partnership Entities has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its business in the manner described in the Registration Statement and the most recent Preliminary Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Partnership Entities has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect. No event has occurred that would prevent the Permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issuances, revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Partnership, none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any Permits that, individually or in the aggregate, if subject to an unfavorable decision, ruling or finding, would be reasonably expected to have a Material Adverse Effect.

(oo) Intellectual Property. Each of the Partnership Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its businesses and has no reason to believe that the conduct of its businesses conflicts with, and has not received any notice of any claim of conflict with, any such rights of others, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(pp) Legal Proceedings. Except as described in the Registration Statement and the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of any of the Partnership Entities is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially impair the ability of any of the Partnership Entities to consummate the transactions provided for in this Agreement; and to the Partnership’s knowledge, no such proceedings are threatened by governmental authorities or others.

(qq) Contracts to be Described or Filed. There are no contracts or other documents required by the Securities Act to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. Each such contract and other document is in full force and effect and (assuming that such contracts and documents constitute the legal, valid and binding obligation of the other persons party thereto) is valid and enforceable by and against the Partnership Entities, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as would not reasonably be expected to have a Material Adverse Effect. The Partnership has no knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(rr) Summaries of Law. Statements made in the most recent Preliminary Prospectus insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, or legal or governmental proceedings, constitute accurate summaries of the terms of such statutes, rules and regulations, and legal and governmental proceedings in all material respects.

(ss) Insurance. Each of the Partnership Entities has, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is reasonably adequate for the conduct of its businesses and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of any of the Partnership Entities are in full force and effect; each of the Partnership Entities is in compliance with the terms of such policies in all material respects; and none of the Partnership Entities has received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance. There are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(tt) Certain Relationships and Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and any “affiliate,” equity holder, director, manager, officer, customer or supplier of any of the Partnership Entities, on the other hand, that is required by the Securities Act to be disclosed in the Registration Statement and the most recent Preliminary Prospectus that is not so disclosed. There are no outstanding personal loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the executive officers, directors or managers of any Partnership Entity or their respective family members.

(uu) No Labor Dispute; No Notice of Labor Law Violations. No labor disturbance by or dispute with the employees of any of the Partnership Entities or Tallgrass Management LLC exists or, to the knowledge of the Partnership, is imminent or threatened that could reasonably be expected to have a Material Adverse Effect.

(vv) Environmental Compliance. Except as described in the Registration Statement and the most recent Preliminary Prospectus, and except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (i) each of the Partnership Entities is in compliance with all laws, statutes, codes, regulations, ordinances, rules, orders, judgments, decrees, permits, authorizations or other approvals or other legal approvals of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional or local authority, relating to pollution or the protection of human health or safety (to the extent such health or safety relates to exposure to Hazardous Materials, as defined below), the environment, natural resources, or the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal, arrangement for transport or disposal, or release of hazardous or toxic substances, materials or wastes as such terms are defined under applicable Federal or state law, solid wastes as defined under the Federal Resource Conservation and Recovery Act, pollutants, contaminants, petroleum, petroleum derivatives or any fraction thereof, natural gas, natural gas liquids and by-products, asbestos, urea formaldehyde and polychlorinated biphenyls (“Hazardous Materials”) applicable to such entity and/or its respective operations (“Environmental Laws”), which compliance includes, without limitation, obtaining and maintaining, and complying with the terms and conditions of, all permits, authorizations and other approvals issued by governmental authorities or required by Environmental Laws to conduct their respective businesses, (ii) no Partnership Entity has received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws that has not been resolved, or of any actual or potential liability for, or other obligation concerning the presence, transport, disposal arrangement for transport or disposal, or release of

Hazardous Materials. Except as described in the Registration Statement and the most recent Preliminary Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) none of the Partnership Entities is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or relating to Hazardous Materials, that could reasonably be expected to have a Material Adverse Effect , and (z) none of the Partnership Entities anticipates material capital expenditures as a result of or in connection with Environmental Laws.

(ww) Tax Returns. The Partnership Entities have filed all federal, state, local and foreign tax returns required to be filed by the Partnership Entities through the date hereof (which returns are complete and correct in all material respects), subject to any applicable extensions, and have timely paid all taxes (and any interest, fine, penalty or other like assessment or addition thereto) due, except those taxes, assessments or other charges that are being contested in good faith, if such taxes, assessments, or other charges are adequately provided for in the financial statements included in the Registration Statement and the most recent Preliminary Prospectus, and no material tax deficiency has been determined adversely to the Partnership Entities that has not been abated, paid in full, or adequately provided for in the financial statements included in the Registration Statement and the most recent Preliminary Prospectus, nor does the Partnership have any knowledge of any tax deficiencies that have been asserted against the Partnership Entities that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx) ERISA. (i) There exists no “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) that is subject to Title IV of ERISA or Section 412 of the Code; and (ii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(yy) Statistical and Market-Related Data. The statistical and market-related data included in the most recent Preliminary Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(zz) Investment Company. None of the Partnership Entities is, and as of each applicable Delivery Date, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Final Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(aaa) No Brokers. Except as described in the Registration Statement and the most recent Preliminary Prospectus, none of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(bbb) Private Placement. Any sale and issuance of additional General Partner Units to the General Partner pursuant to Section 5.2(b) of the Amended and Restated Partnership Agreement will be exempt from the registration requirements of the Securities Act and securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(ccc) Stabilization. The Partnership Entities have not taken, directly or indirectly, any action that has constituted, or that was designed to or could reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(ddd) NYSE Listing of Common Units. The Partnership will use its reasonable best efforts to effect and maintain the listing of the Common Units on the NYSE.

(eee) Distribution of Offering Materials. The Partnership has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(i) or 5(f), or any press release or other announcement permitted by the Securities Act, including Rule 134 or Rule 135 under the Securities Act.

(fff) Anti-Corruption. None of the Partnership Entities nor, to the knowledge of the Partnership, any director, officer, agent, employee or other person associated with or acting on behalf of any of the Partnership Entities, has (i) used any of its funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from its funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ggg) Money Laundering. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Partnership Entity with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(hhh) OFAC. None of the Partnership Entities nor, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of any of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(iii) Lending Relationship. Except as described in the Registration Statement and the most recent Preliminary Prospectus, no Partnership Entity (i) has any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) intends to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

Any certificate signed by any officer of the Partnership and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to each Underwriter.

2. Purchase of the Units by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell 10,000,000 Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

In addition, the Partnership grants to the Underwriters an option to purchase up to 1,500,000 additional Option Units. Such option is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on the applicable Option Units Delivery Date (as defined in Section 4) as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The purchase price payable by the Underwriters for the Firm Units and any Option Units is $49.29 per Unit (the “Purchase Price”).

The Partnership is not obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

3. Offering of Units by the Underwriters. Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Final Prospectus.

4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. This date and time are sometimes referred to as the “Initial Delivery Date”. Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Firm Units being sold by the Partnership to or upon the order of the Partnership by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Firm Units through the facilities of DTC unless the Representatives shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written or electronic notice being given to the Partnership by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time any Option Units are delivered is sometimes referred to as an “Option Units Delivery Date”, and the Initial Delivery Date and any Option Units Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. On each Option Units Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Option Units through the facilities of DTC unless the Representatives shall otherwise instruct.

5. Further Agreements. The Partnership covenants and agrees with each of the Underwriters with respect to the following:

(i) Preparation of Prospectus. To prepare the Final Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Final Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Final Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Final Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Final Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Final Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii) Copies of Registration Statement. To furnish promptly upon request to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) Copies of Documents. To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Final Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Final Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv) Filing of Amendment or Supplement. To file promptly with the Commission any amendment or supplement to the Registration Statement or the Final Prospectus that may, in the judgment of the Partnership or the Representatives, be required by the Securities Act or Exchange Act or requested by the Commission.

(v) Copies of Amendment or Supplement. Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Final Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

(vi) Issuer Free Writing Prospectus. Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(vii) Rule 433. To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Final Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) Earnings Statement. As soon as practicable, the Partnership will make generally available to the Partnership’s security holders and the Representatives an earnings statement of the Partnership (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158).

(ix) Blue Sky Laws. Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign entity in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x) Lock-Up Period. For a period commencing on the date hereof and ending on the 45th day after the date of the Final Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exercisable or exchangeable for Common Units (other than (i) Common Units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof, (ii) Common Units issued to Tallgrass Operations, LLC as consideration for the potential acquisition of an interest in Tallgrass Pony Express Pipeline, LLC or (iii) up to 100,000 Common Units per week issued pursuant to the Equity Distribution Agreement dated October 31, 2014), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units, (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., on behalf of the Underwriters, and to cause each officer or director of the General Partner and unitholders of the Partnership set forth on Schedule V hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”). Notwithstanding the foregoing, neither the Partnership nor the General Partner will be prohibited from taking any actions, including (i) filing or causing to be filed any registration statements, including any amendments thereto, (ii) transferring or agreeing to transfer any of the Common Units currently held by Tallgrass Operations, LLC for the purposes of being included, directly or indirectly, in the offering that is the subject of any such registration statements or amendments, (iii) entering into any contracts or other agreements, or (iv) publicly disclosing its intention to do any of the foregoing, in each case to give effect to the transactions described on or contemplated by the press release issued by Tallgrass GP Holdings, LLC (now known as Tallgrass Equity, LLC) on January 28, 2015 pursuant to Rule 135 of the Securities Act.

(xi) Use of Proceeds. To apply the net proceeds from the sale of the Units being sold by the Partnership substantially in accordance with the description as set forth in the Final Prospectus under the caption “Use of Proceeds.”

(xii) Rule 463. To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(xiii) Emerging Growth Company Status. The Partnership will promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (A) the time when a prospectus relating to the offering or sale of the Units or any other securities relating thereto is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (B) completion of the Lock-Up Period.

(xiv) Stabilization. The Partnership and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(xv) Necessary Actions. The Partnership will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Units.

(b) Permitted Issuer Information. Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6. Expenses. The Partnership agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the printing (or reproduction) and distribution of this Agreement, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) the listing of the Units on the New York Stock Exchange; (f) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (g) the investor presentations on any “road show” undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Partnership and one-half of the cost of any aircraft chartered in connection with the road show; and (h) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell, the expenses of advertising any offering of the Units made by the Underwriters and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Units.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Partnership contained herein, to the performance by the Partnership of its obligations hereunder, and to each of the following additional terms and conditions:

(a) Filing of Prospectus; No Stop Order. The Final Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i). The Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Final Prospectus or otherwise shall have been complied with.

(b) No Misstatements or Omissions. No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, the Final Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein (in the case of the Final Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which such statements were made) not misleading.

(c) Authorization and Validity. All limited liability company and limited partnership proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement, the Final Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated by this Agreement shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Partnership Entities’ Counsel Opinion. Baker Botts L.L.P. shall have furnished to the Representatives its written opinion, as counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-1.

(e) General Counsel Opinion. George Rider shall have furnished to the Representatives his written opinion, as general counsel to the General Partner, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-2.

(f) Colorado Counsel Opinion. Stinson Leonard Street LLP shall have furnished to the Representatives its written opinion, as Colorado counsel to the Partnership Entities, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-3.

(g) Underwriters’ Counsel Opinion. The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Final Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h) Comfort Letter. At the time of execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i) Bring-Down Comfort Letter. With respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(j) Officers’ Certificate. The Partnership shall have furnished to the Representatives a certificate, dated such Delivery Date, of the Chief Executive Officer and Chief Financial Officer of the General Partner as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i) That the representations, warranties and agreements of the Partnership in Section 1 are true and correct on and as of such Delivery Date, and the Partnership has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(iii) That they have examined the Registration Statement, the Final Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Final Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Final Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(iv) To the effect of Section 7(l) (provided that no representation with respect to the judgment of the Representatives need be made) and Section 7(m).

(k) No Material Change. Except as described in the most recent Preliminary Prospectus, (i) none of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the equity interests or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, partners’ or members’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Final Prospectus.

(l) No Downgrading. Subsequent to the execution and delivery of this Agreement, to the extent applicable, (i) no downgrading shall have occurred in the rating accorded the Partnership’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership’s debt securities or preferred stock.

(m) No Other Changes. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market or the NYSE MKT or in the over-the-counter market), or (B) trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Final Prospectus.

(n) Lock-Up Agreements. The Lock-Up Agreements between the Representatives and the officers and directors of the General Partner and unitholders of the Partnership set forth on Schedule V, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(o) Other Certificates. On or prior to each Delivery Date, the Partnership shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) The Partnership hereby agrees, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and the agents of each Underwriter who have or who are alleged to have participated in the distribution of the Units as underwriters (collectively, the “selling agents”), and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, affiliate, director, officer, employee, selling agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Final Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, or (D) any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”) (in the case of (B), (C) or (D), taken together with the Pricing Disclosure Package) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Final Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee, selling agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee, selling agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Final Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Partnership may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Partnership, its respective directors, officers and employees, and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Partnership or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Final Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Final Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Partnership or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other, from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, as set forth in the table on the cover page of the Final Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Final Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Partnership acknowledges and agrees that the statements regarding delivery of the Common Units by the Underwriters set forth on the cover page, the statements under the caption “Underwriting—Commissions and Discounts,” the paragraph relating to stabilization by the Underwriters under the caption “Underwriting—Price Stabilization, Short Positions” and the paragraph relating to a referral fee under the caption “Underwriting—Referral Fee” in the most recent Preliminary Prospectus and the Final Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Final Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

9. Defaulting Underwriters.

(a) If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Units that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by the non-defaulting Underwriters or other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, either the non-defaulting Underwriters or the Partnership may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Final Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Final Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased does not exceed one-eleventh of the total number of all Units, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the total number of Units that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Units that such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.

(c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased exceeds one-eleventh of the total number of all Units, or if the Partnership shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Partnership, except that the

Partnership will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership or any non-defaulting Underwriter for damages caused by its default.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(l), 7(m) or 7(n) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

11. Reimbursement of Underwriters’ Expenses. If (a) the Partnership shall fail to tender the Units for delivery to the Underwriters for any reason other than by reason of a default by any of the Underwriters, or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement (other than Sections 7(n)(i)(A), (n)(ii), (n)(iii) or (n)(iv)), the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Underwriters or pursuant to Section 10 as a result of the occurrence of any of the events listed in Sections 7(n)(i)(A), (n)(ii), (n)(iii) or (n)(iv), the Partnership shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12. Research Analyst Independence. The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters’ investment banking divisions. The Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty. The Partnership acknowledges and agrees that in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Partnership and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Partnership, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Partnership, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Partnership shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership. The Partnership hereby waives any claims that the Partnership may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, overnight courier or facsimile transmission to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036 and Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, N.Y. 10005, Attention: Equity Capital Markets – Syndicate Desk, fax: (212) 797-9344, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, N.Y. 10005, Attention: General Counsel, fax: (212) 797-4564; and

(b) if to the Partnership, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: George E. Rider (Fax: (913) 928-6011); and

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Representatives.

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Partnership contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the General Partner, the officers of the General Partner who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Survival. The respective indemnities and agreements of the Partnership and the Underwriters contained in Section 8 of this Agreement or made by or on behalf of them, respectively, pursuant to Section 8 of this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them. In addition, any covenants or agreements that by their terms are to be performed subsequent to the delivery of and payment for the Units shall survive such delivery and payment. Except as expressly provided above, all of the parties’ respective representations, warranties, covenants and agreements in this Agreement shall terminate upon the delivery of and payment for the Units.

17. Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

19. Waiver of Jury Trial. The Partnership and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Partnership and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

TALLGRASS ENERGY PARTNERS, LP

By:	Tallgrass MLP GP, LLC,
its general partner

By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer

Signature Page to Underwriting Agreement

Accepted:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
DEUTSCHE BANK SECURITIES INC.

For themselves and as Representatives of the several Underwriters named in Schedule I hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Sumit Hukherjee
Authorized Representative

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Young Kim
Authorized Representative

By:	/s/ Francis Windels
Authorized Representative

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriters	Number of Firm Units

Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,225,000
Deutsche Bank Securities Inc.	1,225,000
Barclays Capital Inc.	950,000
Citigroup Global Markets Inc.	950,000
Credit Suisse Securities (USA) LLC	950,000
Goldman, Sachs & Co.	950,000
Morgan Stanley & Co. LLC	950,000
RBC Capital Markets, LLC	950,000
Wells Fargo Securities, LLC	950,000
BBVA Securities Inc.	300,000
Capital One Securities, Inc.	300,000
Regions Securities LLC	300,000

Total	10,000,000

Schedule I-1

SCHEDULE II

ORALLY CONVEYED PRICING INFORMATION

1. Public offering price

$50.82

2. Number of Units offered

10,000,000

Schedule II-1

SCHEDULE III

ISSUER FREE WRITING PROSPECTUSES

None.

Schedule III-1

SCHEDULE IV

LIST OF JURISDICTIONS OF FORMATION AND FOREIGN QUALIFICATION

Entity	Jurisdiction of Formation	Foreign Qualifications
Tallgrass Energy Partners, LP	Delaware
Tallgrass Interstate Gas Transmission, LLC	Colorado	Kansas, Missouri, Montana, Nebraska, Oklahoma, Texas, Utah, Wyoming
Tallgrass Midstream, LLC	Delaware	Wyoming
Tallgrass MLP GP, LLC	Delaware
Tallgrass MLP Operations, LLC	Delaware	Colorado, Kansas, Missouri, Montana, Nebraska, Oklahoma, Utah, Wyoming
Trailblazer Pipeline Company LLC	Delaware	Colorado, Illinois, Nebraska, Utah
Tallgrass Energy Investments, LLC	Delaware
Tallgrass PXP Holdings, LLC	Delaware
Tallgrass Pony Express Pipeline, LLC	Delaware	Colorado, Kansas, Nebraska, Oklahoma, Wyoming

Schedule IV-1

SCHEDULE V

PERSONS DELIVERING LOCK-UP AGREEMENTS

David G. Dehaemers, Jr.

William R. Moler

Gary J. Brauchle

George E. Rider

Richard L. Bullock

Frank J. Loverro

Stanley de J. Osborne

Jeffrey A. Ball

John T. Raymond

Terrance D. Towner

Roy N. Cook

Jeff Armstrong

Gary Watkins

Tallgrass Operations, LLC

Schedule V-1

EXHIBIT A

LOCK-UP LETTER AGREEMENT

MERRILL LYNCH, PIERCE, FENNER & SMITH

                         INCORPORATED

DEUTSCHE BANK SECURITIES INC.

As Representatives of the several

  Underwriters named in Schedule I attached hereto,

c/o Merrill Lynch, Pierce, Fenner & Smith

                            Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common units representing limited partner interests (“Common Units”) of Tallgrass Energy Partners, LP, a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 45th day after the date of the Final Prospectus relating to the Offering (such 45-day period, the “Lock-Up Period”). Notwithstanding the foregoing, the undersigned will not be prohibited from taking any actions, including (i) filing or participating in the

Exhibit A-1

filing of any registration statements, including any amendments thereto, (ii) transferring or agreeing to transfer any of the Common Units currently held by Tallgrass Operations, LLC for the purpose of being included, directly or indirectly, in the offering that is the subject of any such registration statement or amendments, (iii) entering into any contracts or other agreements, or (iv) publicly disclosing its intention to do any of the foregoing, in each case to give effect to the transactions described on or contemplated by the press release issued by Tallgrass GP Holdings, LLC on January 28, 2015 pursuant to Rule 135 of the Securities Act.

The foregoing paragraph shall not apply to bona fide gifts, sales or other dispositions of Common Units, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this paragraph that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the Securities Act”), and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 45-day period referred to above, and (iii) the undersigned notifies Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. at least two business days prior to the proposed transfer or disposition.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and certain of its affiliates and the Underwriters.

[Signature page follows]

Exhibit A-2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Exhibit A-3

EXHIBIT B-1

FORM OF OPINION OF COUNSEL FOR THE PARTNERSHIP ENTITIES

1. Formation and Qualification. Each of the Partnership Entities (other than TIGT and Tallgrass Midstream) has been duly formed, and each of the Partnership Entities (other than TIGT) (the “Delaware Partnership Entities”) is validly existing as a limited partnership or limited liability company, as the case may be, and is in good standing under the laws of the State of Delaware and is duly qualified to do business and in good standing as a foreign limited partnership or foreign limited liability company, as the case may be, in each jurisdiction set forth opposite its name on Schedule I hereto. Each of the Delaware Partnership Entities has all requisite limited partnership or limited liability company power and authority, as the case may be, necessary to own or lease its properties currently owned or leased and to conduct the businesses in which it is currently engaged, in each case in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

2. Power and Authority to Act as General Partner of the Partnership. The General Partner has all requisite limited liability company power and authority to serve as general partner of the Partnership in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

3. Ownership of the General Partner. Tallgrass Equity, LLC is the sole member of the General Partner, with a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the Amended and Restated GP LLC Agreement and is fully paid (to the extent required under the Amended and Restated GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Tallgrass Equity, LLC owns such membership interest free and clear of all Liens (other than those created by or arising under the Delaware LLC Act, restrictions on transferability contained in the Amended and Restated GP LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Tallgrass GP Holdings, LLC (now known as Tallgrass Equity, LLC) as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation.

4. Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership. As of the date hereof, the General Partner owns 834,391 General Partner units in the Partnership (the “General Partner Interest”); such General Partner Interest is duly authorized and validly issued in accordance with the Amended and Restated Partnership Agreement; and the General Partner owns such General Partner Interest free and clear of all Liens (other than those created by or arising under the Delaware LP Act, restrictions on transferability contained in the Amended and Restated Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation.

Exhibit B-1-1

5. Ownership of Incentive Distribution Rights. The General Partner owns all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Amended and Restated Partnership Agreement and are fully paid (to the extent required under the Amended and Restated Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns such Incentive Distribution Rights free and clear of all Liens (other than those created by or arising under the Delaware LP Act, restrictions on transferability contained in the Amended and Restated Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation.

6. Ownership of the Sponsor Units. Tallgrass Operations, LLC owns all of the Sponsor Units; all of such Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Amended and Restated Partnership Agreement and are fully paid (to the extent required under the Amended and Restated Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Tallgrass Operations, LLC owns the Sponsor Units free and clear of all Liens (other than those created by or arising under the Delaware LP Act or the Tallgrass Development Revolving Credit Agreement, restrictions on transferability contained in the Amended and Restated Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Tallgrass Operations, LLC as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation.

7. Ownership of the Operating Subsidiaries. Other than its indirect ownership of a 33.3% interest in Pony Express, the Partnership owns, directly or indirectly, 100% of the issued membership interests, as applicable, in each of the Operating Subsidiaries other than TIGT (the “Delaware Operating Subsidiaries”); such membership interests have been duly authorized and validly issued in accordance with the Organizational Documents of the Delaware Operating Subsidiaries and are fully paid (to the extent required under such Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and are owned, directly or indirectly, by the Partnership, free and clear of all Liens (other than those created by or arising under the Delaware LLC Act or the Revolving Credit Agreement, restrictions on transferability contained in the Organizational Documents of the Delaware Operating Subsidiaries or as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as the debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation.

8. Duly Authorized and Validly Issued Units. The Units to be purchased by the Underwriters from the Partnership and the limited partner interests represented thereby have

Exhibit B-1-2

been duly authorized in accordance with the Amended and Restated Partnership Agreement and, when issued and delivered by the Partnership to the Underwriters against payment thereof in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Amended and Restated Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

9. No Options, Preemptive Rights, Registration Rights, or Other Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the Organizational Agreement of any such Partnership Entity, the certificates of limited partnership or formation or any other organizational documents of any such Partnership Entity or any other agreement or instrument filed as an exhibit to the Registration Statement (other than the agreements listed on Schedule II hereto). To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

10. Authority and Authorization. The Partnership has all requisite limited partnership or limited liability company power and authority to execute and deliver the Underwriting Agreement, and to perform its respective obligations thereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in the Underwriting Agreement, the Amended and Restated Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Final Prospectus. All limited partnership or limited liability company action, as the case may be, required to be taken by the Partnership or any of its respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Units, , the execution and delivery by the Partnership of the Underwriting Agreement and the consummation of the transactions contemplated by the Underwriting Agreement has been validly taken.

11. Authorization, Execution and Delivery of the Underwriting Agreement. The Underwriting Agreement has been duly authorized, executed and delivered by the Partnership.

12. Enforceability of the Organizational Documents. The Organizational Documents have been duly authorized, executed and delivered by each of the Delaware Partnership Entities that are parties thereto, and the Organizational Agreements of the Delaware Partnership Entities, assuming the due authorization, execution and delivery by the other parties thereto, are valid and legally binding agreements of the Delaware Partnership Entities that are parties thereto, enforceable against such Delaware Partnership Entities that are parties thereto in accordance with their terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

Exhibit B-1-3

13. Non-Contravention. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of the Underwriting Agreement by the Partnership, (iii) the consummation of the transactions contemplated by the Underwriting Agreement by the Partnership or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (A) constitutes or will constitute a violation of the Organizational Documents of any of the Delaware Partnership Entities, (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any agreement or other instrument filed or incorporated by reference as an exhibit to the Registration Statement, the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014 or any of the Partnership’s Current Reports on Form 8-K filed with the Commission since December 31, 2014 (other than the agreements listed on Schedule II hereto) (the “Applicable Documents”), (C) violates or will violate any of the Delaware LP Act, the Delaware LLC Act or federal law, or (D) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Revolving Credit Agreement) upon any property or assets of any of the Partnership Entities under the Applicable Documents, except in the case of clauses (B), (C) and (D) for any such conflicts, violations, breaches, defaults or Liens that, individually or in the aggregate, would not reasonably be likely to materially impair the ability of the Partnership to consummate transactions provided for in the Underwriting Agreement; provided, however, that such counsel need express no opinion in this paragraph 16 with respect to federal or state securities laws and other anti-fraud laws.

14. No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any Delaware or federal court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale of the Units by the Partnership, (ii) the execution, delivery and performance of the Underwriting Agreement by the Partnership, (iii) the consummation of the transactions contemplated by the Underwriting Agreement or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, except (A) for registration of the Units under the Securities Act and consents required under the Exchange Act, applicable state securities or “Blue Sky” laws, and the rules of the FINRA in connection with the purchase and distribution of the Units by the Underwriters (as to which such counsel need not express an opinion), (B) for such consents that have been obtained or made, (C) for any such consents the absence or omission of which would not reasonably be expected to materially impair the ability of the Partnership to consummate the transactions provided for in the Underwriting Agreement and (D) as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

15. Effectiveness of Registration Statement. The Registration Statement has been declared effective under the Securities Act; any required filing of the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or threatened by the Commission.

Exhibit B-1-4

16. Description of Common Units. The descriptions of the Common Units included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the captions “Summary—The Offering,” “Description of the Common Units,” “Description of Our Partnership Agreement,” and “Provisions of our Partnership Agreement Relating to Cash Distributions” constitute accurate summaries of the terms of the Common Units in all material respects.

17. Descriptions and Summaries. The statements included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the caption “Description of Our Partnership Agreement” insofar as they purport to constitute summaries of the provisions of federal statutes, rules or regulations or the Delaware LP Act or the Delaware LLC Act or any contracts and other documents, constitute accurate summaries of such provisions of such statutes, rules and regulations, and contracts and other documents in all material respects.

18. Tax Opinion. The opinion of Baker Botts L.L.P. that is referenced on the Exhibit 8.1 to the Registration Statement filed on October 31, 2014 (the “Exhibit 8.1 Opinion”) is confirmed and the Underwriters may rely on the Exhibit 8.1 Opinion as if it were addressed to them.

19. Investment Company Act. None of the Partnership Entities is now, or immediately following the sale of the Units to be sold by the Partnership pursuant to the Underwriting Agreement and application of the net proceeds from such sale as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the caption “Use of Proceeds” will be, an “investment company” as defined in the Investment Company Act.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by federal law and the Delaware LP Act and the Delaware LLC Act, (iv) with respect to the opinions expressed as to the good standing or due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Delaware Partnership Entities, state that such opinions are based upon certificates of good standing provided by the Secretary of State of the state of formation and certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the applicable Delivery Date and shall be provided to counsel to the Underwriters), (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject; and (vi) with respect to the opinions expressed in paragraphs 3, 4, 5, 6 and 7 relating to the existence of any Lien for which a financing statement under the Uniform Commercial Code is on file, rely solely upon such counsel’s review of reports, dated as of recent dates, prepared by CT Lien Solutions, a Wolters Kluwer Company, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware, naming such applicable entity as debtor.

Exhibit B-1-5

In addition, such counsel shall make statements to the following effect:

We have reviewed the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and have participated in conferences with officers and other representatives of the Partnership Entities, with representatives of the Partnership’s independent registered public accounting firm, with your representatives and your counsel, at which the contents of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus and related matters were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, and we have not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus involve matters of a non-legal nature. Accordingly, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus (except to the extent stated in paragraphs 16, 17 and 18 above). Subject to the foregoing and on the basis of the information we gained in the course of performing the services referred to above, we advise you that:

(a) the Registration Statement, as of the latest Effective Date, and the Final Prospectus, as of its date and the applicable Delivery Date, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder; and

(b) nothing came to our attention that caused us to believe that:

(A) the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C) the Final Prospectus, as of its date or as of the applicable Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case we have not been asked to, and do not express any belief with respect to (i) the financial statements and schedules or other financial, accounting or reserve information contained or included therein or omitted therefrom or (ii) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement.

Exhibit B-1-6

SCHEDULE I

Entity	Foreign Qualifications
Tallgrass Energy Partners, LP
Tallgrass Midstream, LLC	Wyoming
Tallgrass MLP GP, LLC
Trailblazer Pipeline Company, LLC	Colorado, Illinois, Nebraska, Utah
Tallgrass Energy Investments, LLC
Tallgrass MLP Operations, LLC	Colorado, Kansas, Missouri, Montana, Nebraska, Oklahoma, Utah, Wyoming
Tallgrass PXP Holdings, LLC
Tallgrass Pony Express Pipeline, LLC	Colorado, Kansas, Nebraska, Oklahoma, Wyoming

Exhibit B-1-7

SCHEDULE II

1.	Revolving Credit Agreement, dated May 17, 2013, by and among Tallgrass Energy Partners, LP, Barclays Bank PLC, as administrative agent, and a syndicate of lenders named therein (“Revolving Credit Agreement”)

2.	Amendment No. 1 to Revolving Credit Agreement, dated June 25, 2014

3.	Amended and Restated Employment Agreement between Tallgrass Management, LLC, Tallgrass Development GP, LLC, Tallgrass GP Holdings, LLC, Tallgrass MLP GP, LLC and David G. Dehaemers, Jr.

4.	Purchase and Sale Agreement between Kinder Morgan Interstate Gas Transmission LLC and Kinder Morgan Pony Express Pipeline LLC

Exhibit B-1-8

EXHIBIT B-2

FORM OF OPINION OF GENERAL COUNSEL TO THE GENERAL PARTNER

1. Legal Proceedings. To the knowledge of such counsel, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus but are not so described as required by the Securities Act.

2. Exhibits. To the knowledge of such counsel, there are no agreements, contracts, indentures, leases or other instruments to which any of the Partnership Entities is a party that are required to be described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act.

3. Non-Contravention. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of the Underwriting Agreement by the Partnership, (iii) the consummation of the transactions contemplated by the Underwriting Agreement by the Partnership or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (i) violates or will violate any order, judgment, decree, or injunction known to such counsel to which any of the Partnership Entities is a party or any of their property or assets is subject, (ii) to the knowledge of such counsel, constitutes or will constitute a breach or violation of, or a or default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any agreement or other instrument to which a Partnership Entity is a party (excluding for purposes of this clause (ii) of this opinion those agreements and instruments filed as an exhibit to the Registration Statement) (collectively, the “Applicable Agreements”), or (iii) to the knowledge of such counsel, results or will result in the creation or imposition of any Lien upon any property or assets of the Partnership Entities under any Applicable Agreement, except for any such violations, breaches, defaults or Liens that, individually or in the aggregate, are not reasonably likely to materially impair the ability of a the Partnership to consummate the transactions provided for in the Underwriting Agreement.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine and (iii) state that its opinion is limited to matters governed by the laws of the State of Kansas.

In addition, such counsel shall make statements to the following effect:

I have reviewed the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and I or my representatives have participated in conferences with officers and other representatives of the Partnership Entities, with representatives of the Partnership’s independent registered public accounting firm, and with your representatives and your counsel, at which the

Exhibit B-2-1

contents of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and related matters were discussed. I have not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus involve matters of a non-legal nature. Accordingly, I am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus (except to the extent stated in paragraph 1). Subject to the foregoing and on the basis of the information I gained in the course of performing the services referred to above, I advise you that nothing came to my attention that caused me to believe that:

(a) the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c) the Final Prospectus, as of its date or as of the applicable Delivery Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case I have not been asked to, and do not express any belief with respect to (i) the financial statements and schedules or other financial, accounting or reserve information contained or included or incorporated by reference therein or omitted therefrom or (ii) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement or to documents incorporated by reference therein.

Exhibit B-2-2

EXHIBIT B-3

FORM OF OPINION OF COLORADO COUNSEL TO THE PARTNERSHIP ENTITIES

1. TIGT is validly existing and in good standing as a limited liability company under the laws of the State of Colorado and is duly qualified to do business or in good standing as a foreign limited liability company, as the case may be, in each jurisdiction set forth opposite its name on Schedule 1 hereto. TIGT has all limited liability company power and authority necessary to own or hold its properties currently owned or leased to it and to conduct the businesses in which it is currently engaged as described in the Registration Statement, the Pricing Disclosure and the Prospectus, in each case in all material respects.

2. Tallgrass MLP Operations owns, of record, all of the outstanding membership interests in TIGT; and such membership interests have been duly authorized and validly issued in accordance with the TIGT LLC Agreement. Under the Colorado Limited Liability Company Act, C.R.S. §§ 7-80-101 et seq. (the “Colorado LLC Act”), no member of TIGT has any obligation to make further payments for its purchase of membership interests in TIGT or contributions to TIGT solely by reason of such member’s status as a member of TIGT, except for such member’s obligation to repay any funds wrongfully distributed to it.

3. The TIGT LLC Agreement has been duly authorized, executed and delivered by TIGT. The TIGT LLC Agreement is a valid and legally binding agreement of TIGT, enforceable against TIGT in accordance with its terms.

4. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of the Underwriting Agreement by the Partnership, (iii) the consummation of any transactions contemplated by the Underwriting Agreement by the Partnership, or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) constitutes or will constitute a violation of the TIGT Governing Documents or the Colorado LLC Act, (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute a default) under (w) the Amended and Restated Employment Agreement between Tallgrass Management, LLC, Tallgrass Development GP, LLC, Tallgrass GP Holdings, LLC, Tallgrass MLP GP, LLC and David G. Dehaemers, Jr., (x) the Purchase and Sale Agreement between Tallgrass Interstate Gas Transmission LLC (f/k/a Kinder Morgan Interstate Gas Transmission LLC) and Tallgrass Pony Express Pipeline LLC (f/k/a Kinder Morgan Pony Express Pipeline LLC) or (y) the Revolving Credit Agreement (collectively, the “Applicable Documents”), or (C) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Revolving Credit Agreement) upon any property or assets of any of the Partnership Entities under any of the Applicable Documents, in each case, except for any such breaches, violations, defaults or Liens that, individually or in the aggregate, would not reasonably be expected to materially impair the ability of the Partnership to consummate any transactions provided for in the Underwriting Agreement.

5. Except for any voting or transfer restrictions arising under or in connection with the Revolving Credit Agreement or as otherwise described in the in the Registration Statement,

Exhibit B-3-1

the Pricing Disclosure Package or the Prospectus, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the Applicable Documents.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by Applicable Colorado Law and, for purposes of the no conflicts opinion contained in paragraph number 4 above with respect to the Applicable Documents stated to be governed by the laws of New York or Kansas, the contract law of the States of New York and Kansas, as the case may be, (iv) with respect to the opinions expressed as to the valid existence and good standing of TIGT in the State of Colorado and as to its good standing or qualification as a foreign limited liability company, state that such opinions are based upon, as applicable, a certificate of good standing provided by the Secretary of State of the State of Colorado and certificates of good standing or foreign qualification provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the applicable Delivery Date and shall be provided to counsel to the Underwriters), (v) define TIGT Governing Documents as the articles of organization of TIGT, as amended to date, and the TIGT LLC Agreement, (vi) define Applicable Colorado Law to mean those statutes, rules and regulations of the State of Colorado which, based upon such counsel’s scope of representation of and its experience with TIGT, such counsel reasonably recognizes, in the exercise of customary professional diligence, as applicable to TIGT with respect to transactions of the type contemplated by the Operative Agreements and to general business entities which are not engaged in regulated business activities, (vii) with respect any opinion regarding the enforceability of any agreement to which a Partnership Entity is a party, assume that such agreement is enforceable against all other parties thereto (other than any Partnership Entity), (viii) state that such counsel expresses no opinion with respect to (A) any permits to own or operate any real or personal property, (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities (including TIGT) may be subject, or (C) securities laws, including Blue Sky laws, and other anti-fraud laws, and (ix) state that the opinions expressed therein are subject to other assumptions, qualifications and limitations (including, without limitation, a Practical Realization Limitation) that are customarily made by such counsel in similar opinion letters, and are acceptable to the Underwriters in their reasonable discretion. For purposes hereof, a “Practical Realization Limitation” means a qualification regarding the enforceability of one or more reviewed agreements (a Reviewed Agreement) in substantially the following form: “In addition to the other qualifications set forth in this opinion letter regarding the enforceability of a Reviewed Agreement, certain waivers, procedures, remedies and other provisions of the Reviewed Agreements may be rendered unenforceable or limited by certain laws, regulations or judicial decisions, but such laws, regulations and judicial decisions would not render any Reviewed Agreement invalid as a whole and would not make the remedies available under the Reviewed Agreements, taken as a whole, inadequate for the practical realization of the principal rights and benefits purported to be afforded thereby, except for the economic consequences of any judicial, administrative or other delay or procedure which may be imposed by applicable law.”

Exhibit B-3-2

SCHEDULE I

Entity	Foreign Qualifications
Tallgrass Interstate Gas Transmission, LLC	Kansas, Missouri, Montana, Nebraska, Oklahoma, Texas, Utah, Wyoming

Schedule I